Exhibit 10.5

SECOND AMENDMENT TO THE
NORTH ATLANTIC HOLDING COMPANY, INC.
2006 EQUITY INCENTIVE PLAN

This is an Amendment to the 2006 Equity Incentive Plan adopted by North Atlantic Holding Company, Inc. (the “Plan”), which amendment shall be effective as of the date of its adoption as set forth below.

The Plan is hereby amended in the following respect:

The name of the Plan is hereby updated to read as follows:

“Turning Point Brands, Inc. 2006 Equity Incentive Plan”

This Plan name change is to reflect the change in the name of the Company from North Atlantic Holding Company, Inc. to Turning Point Brands, Inc., which was effective on November 4, 2015, and shall be reflected throughout the Plan document where appropriate. Pursuant to such name change, any benefits granted under the Plan based on Company stock shall be based on the stock of Turning Point Brands, Inc.

To record its adoption by the Board of Directors, the Company has caused this Amendment to be executed below by its authorized officer.

Turning Point Brands, Inc.

By:	/s/ James Dobbins
Title:	SVP — General Counsel
Date:	November 4, 2015

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